SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2003

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code (216) 755-5500

N/A

(Former name of former address, if changed since last report)

Item 9. Regulation FD Disclosure

     On May 1, 2003, the Company issued a News Release containing financial results of the Company (the “News Release”), and a quarterly financial supplement containing financial and property information of the Company (the “Quarterly Supplement”) for the three months ended March 31, 2003. A copy of the News Release is attached hereto as Exhibit 99.1 and a copy of the Quarterly Supplement is attached hereto as Exhibit 99.2. This information is being furnished under this Item 9 and under Item 12 (Results of Operations and Financial Condition), pursuant to SEC Release No. 33-8216.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Date	May 2, 2003	/s/ William H. Schafer William H. Schafer Senior Vice President and Chief Financial Officer